Exhibit 99.1

Applied Optoelectronics Reports Fourth Quarter and Full Year 2024 Results

Sugar Land, Texas, February 26, 2025 – Applied Optoelectronics, Inc. (NASDAQ: AAOI) (“AOI”), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its fourth quarter and full year ended December 31, 2024.

“We are pleased to have generated a solid quarter, driven by strength in both our datacenter and CATV businesses,” said Dr. Thompson Lin, AOI’s Founder, President and Chief Executive Officer. “We continued to see increasing orders in our datacenter business and believe we have solid momentum going forward. We saw a significant increase in our CATV business due to a ramp in orders for our 1.8 GHz amplifier products, which resulted in revenue growth that more than doubled sequentially. During the quarter we also received a substantial order for our Quantum Bandwidth® networking products from a top North American cable operator. Looking ahead, we remain optimistic about the long-term demand drivers for our datacenter and CATV business and we are focused on ramping our production capabilities to meet anticipated rising demand.”

“We are delighted to end the year on a high note, with our fourth quarter revenue, gross margin and non-GAAP income per share all in-line with our expectations,” said Dr. Stefan Murry, AOI’s Chief Financial Officer and Chief Strategy Officer. “The sequential increase in our gross margin was driven by our favorable product mix, including growth in our CATV revenue. Looking ahead, we expect continued improvement in our gross margins as we see the impact of manufacturing efficiencies in our CATV production, and improved product mix. Going forward, we expect to make sizeable capex investments over the next several quarters to prepare for increased datacenter product production in 2025. We believe our US-based production ability, automated manufacturing and extensive experience uniquely position us to meet our customer’s needs.”

Fourth Quarter 2024 Financial Summary

•	GAAP revenue was $100.3 million, compared with $60.5 million in the fourth quarter of 2023 and $65.2 million in the third quarter of 2024.

•	GAAP gross margin was 28.7%, compared with 35.7% in the fourth quarter of 2023 and 24.4% in the third quarter of 2024. Non-GAAP gross margin was 28.9%, compared with 36.4% in the fourth quarter of 2023 and 25.0% in the third quarter of 2024.

•	GAAP net loss was $119.7 million, or $2.60 per basic share, compared with net loss of $13.9 million, or $0.38 per basic share in the fourth quarter of 2023, and a net loss of $17.8 million, or $0.42 per basic share in the third quarter of 2024.

•	Non-GAAP net loss was $1.0 million, or $0.02 per basic share, compared with non-GAAP net income of $1.6 million, or $0.04 per basic share in the fourth quarter of 2023, and a non-GAAP net loss of $8.8 million, or $0.21 per basic share in the third quarter of 2024.

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Full Year 2024 Financial Summary

•	GAAP revenue was $249.4 million, compared with $217.6 million in 2023.

•	GAAP gross margin was 24.8%, compared with 27.1% in 2023. Non-GAAP gross margin was 25.1% compared to 29.8% in 2023.

•	GAAP net loss was $186.7 million, or $4.50 per basic share, compared with net loss of $56.0 million, or $1.75 per basic share in 2023.

•	Non-GAAP net loss was $32.7 million, or $0.79 per basic share, compared with non-GAAP net loss of $13.3 million, or $0.42 per basic share in 2023.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

First Quarter 2025 Business Outlook (+)

For first quarter of 2025, the company currently expects:

•	Revenue in the range of $94 million to $104 million.

•	Non-GAAP gross margin in the range of 29% to 30.5%.

•	Non-GAAP net income in the range of a loss of $3.6 million to $0.3 million, and non-GAAP income per share in the range of a loss of $0.07 to $0.00 using approximately 49.6 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Conference Call Information

The company will host a conference call and webcast for analysts and investors today, February 26, 2025 to discuss its fourth quarter and full year 2024 financial results and outlook for its first quarter 2025 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. This call will be open to the public, and investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 7875033.

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Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the first quarter of 2025 and the remainder of 2025. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; the impact of the COVID-19 pandemic on our business and financial results; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP loss per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation and related expenses, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange loss (gain), losses from the disposal of idle assets, if any, non-GAAP tax benefit (expenses) and cash and non-cash expenses associated with discontinued products, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q4 2024, Q4 2023, and Q3 2024 are employee severance expenses, legal expenses associated with litigation and certain legal and advisory expenses associated with purchase termination or patent protection (if any), also included in our non-recurring income (expenses) in Q4 2024 and Q4 2023, are certain non-recurring expenses related to the debt extinguishment loss on our convertible notes. In computing our non-GAAP income tax benefit (expense), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our adjusted EBITDA is calculated by excluding depreciation expense, non-GAAP tax benefit (expense), and interest (income) expense, as well as the items excluded from non-GAAP net income (loss), from our GAAP net loss. Our non-GAAP diluted net loss per share is calculated by dividing our non-GAAP net loss by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative).

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We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, including non-recurring expenses from debt extinguishment and losses on convertible note exchange, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, and depreciation on certain equipment undergoing reconfiguration, is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;

•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;

•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;

•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss), GAAP total gross profit, GAAP earnings (loss), and GAAP earnings (loss) per share for Q4 2024 and FY 2024 to our non-GAAP net income (loss), non-GAAP total gross profit, Adjusted EBITDA, and earnings (loss) per share, respectively, is provided below, together with corresponding reconciliations for Q4 2023 and FY 2023.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, loss (gain) from disposal of idle assets, and changes in the fair value of our convertible notes. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

Cassidy Fuller

+1-415-217-4968

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$79,133	$55,097
Accounts Receivable, Net	116,801	48,071
Notes Receivable	–	219
Inventories	88,135	63,866
Prepaid Income Tax	4	3
Prepaid Expenses and Other Current Assets	17,195	5,349
Total Current Assets	301,268	172,605

Property, Plant And Equipment, Net	219,235	200,317
Land Use Rights, Net	4,837	5,030
Operating Right of Use Asset	9,646	5,026
Intangible Assets, Net	3,680	3,628
Other Assets	8,366	2,580
TOTAL ASSETS	$547,032	$389,186

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$104,969	$32,892
Bank Acceptance Payable	19,259	15,482
Accrued Expenses	22,091	18,549
Deferred Revenue	–	1,803
Current Lease Liability-Operating	1,380	1,149
Current Portion of Notes Payable and Long Term Debt	22,370	23,197
Current Portion of Convertible Debt	–	286
Total Current Liabilities	170,069	93,358
Convertible Senior Notes	134,497	76,233
Other Long-Term Liabilities	13,354	4,726
TOTAL LIABILITIES	317,920	174,317

STOCKHOLDERS' EQUITY
Common Stock	49	38
Additional Paid-in Capital	683,462	478,972
Cumulative Translation Adjustment	(2,548)	975
Retained Earnings	(451,851)	(265,116)
TOTAL STOCKHOLDERS' EQUITY	229,112	214,869

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$547,032	$389,186

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue
Datacenter	$44,242	$44,481	$148,525	$141,213
CATV	52,212	12,551	87,713	59,942
Telecom	3,535	2,818	10,980	13,831
FTTH	3	–	3	56
Other	279	603	2,144	2,604
Total Revenue	100,271	60,453	249,365	217,646

Total Cost of Goods Sold	71,542	38,849	187,565	158,725

Total Gross Profit	28,729	21,604	61,800	58,921

Operating Expenses:
Research and Development	16,737	9,341	54,955	35,975
Sales and Marketing	3,652	3,438	18,154	11,069
General and Administrative	14,813	13,356	59,599	53,226
Total Operating Expenses	35,202	26,135	132,708	100,270

Operating Loss	(6,473)	(4,531)	(70,908)	(41,349)

Other Income (Expense):
Interest Income	365	475	874	609
Interest Expense	(1,754)	(3,127)	(6,826)	(9,428)
Other Income (Expense), net	(111,828)	(6,674)	(109,871)	(5,871)
Total Other Income (Expense):	(113,217)	(9,326)	(115,823)	(14,690)

Net loss before Income Taxes	(119,690)	(13,857)	(186,731)	(56,039)
Income Tax Expense	(2)	(1)	(2)	(9)

Net loss	$(119,692)	$(13,858)	$(186,733)	$(56,048)
Net loss per share attributable to common stockholders
basic	$(2.60)	$(0.38)	$(4.50)	$(1.75)
diluted	$(2.60)	$(0.38)	$(4.50)	$(1.75)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	46,057	36,549	41,539	31,944
diluted	46,057	36,549	41,539	31,944

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
GAAP revenue	$100,271	$60,453	$249,365	$217,646
Non-recurring customer credit	–	–	–	–
Non-GAAP revenue	$100,271	$60,453	$249,365	$217,646

GAAP total gross profit (a)	$28,729	$21,604	$61,800	$58,921
Share-based compensation expense	118	131	474	524
Non-recurring expense	15	–	81	–
Expenses associated with discontinued products	99	275	300	5,520
Non-GAAP total gross profit (a)	$28,961	$22,010	$62,655	$64,965

GAAP net loss	$(119,692)	$(13,858)	$(186,733)	$(56,048)
Share-based compensation expense	2,949	3,297	14,790	11,885
Expenses associated with discontinued products	98	274	300	5,519
Non-cash expenses associated with discontinued products	1,039	816	4,201	3,990
Amortization of intangible assets	106	171	438	659
Non-recurring (income) expense	111,725	9,603	114,232	11,907
Unrealized exchange loss (gain)	576	(635)	591	(1,387)
Tax (benefit) expense related to the above	2,152	1,908	19,464	10,146
Non-GAAP net loss	$(1,047)	$1,576	$(32,717)	$(13,329)

GAAP net loss	$(119,692)	$(13,858)	$(186,733)	$(56,048)
Share-based compensation expense	2,949	3,297	14,790	11,885
Expenses associated with discontinued products	98	274	300	5,519
Non-cash expenses associated with discontinued products	1,039	816	4,201	3,990
Amortization of intangible assets	106	171	438	659
Non-recurring expense (income)	111,725	9,603	114,232	11,907
Unrealized exchange loss (gain)	576	(635)	591	(1,387)
Tax (benefit) expense related to the above	–	–	–	8
Depreciation expense	4,213	3,894	16,012	15,730
Interest (income) expense, net	1,390	1,206	5,953	7,373
Adjusted EBITDA	$2,404	$4,768	$(30,216)	$(364)

GAAP diluted net loss per share	$(2.60)	$(0.31)	$(4.50)	$(1.75)
Share-based compensation expense	0.06	0.07	0.36	0.37
Expenses associated with discontinued products	–	0.01	0.01	0.17
Non-cash expenses associated with discontinued products	0.02	0.02	0.10	0.12
Amortization of intangible assets	0.00	0.01	0.01	0.02
Non-recurring (income) expense	2.43	0.21	2.75	0.37
Unrealized exchange loss (gain)	0.01	(0.01)	0.01	(0.04)
Non-GAAP tax benefit	0.06	0.04	0.47	0.32
Non-GAAP diluted net loss per share	$(0.02)	$0.04	$(0.79)	$(0.42)

Shares used to compute diluted loss per share	46,057	44,778	41,539	31,944
Shares used to compute diluted earnings per share	46,057	44,778	41,539	31,944

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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